Exhibit 99.1

News Release: Final

Tri-Tech Holding Closes $30 Million Follow-On Public Offering

Beijing, China – April 20, 2010 – Tri-Tech Holding Inc. (Nasdaq: TRIT) (“Tri-Tech” or the “Company”), a leading solutions provider to China’s water resources, municipal wastewater and industrial pollution control markets, announced today the closing of its previously announced public offering of 2,142,750 ordinary shares at an offering price of $14.00 per share.

The Company received aggregated gross proceeds of approximately $30 million, before underwriter commissions and discounts and other expenses, and prior to the exercise of the underwriters’ 45-day over-allotment option to purchase up to an additional 321,412 shares. Tri-Tech expects to use the net proceeds of the offering for working capital, acquisitions, new product development and sales and marketing.

Chief Executive Officer Warren Zhao said, “We are pleased with the success of this prompt follow-on public offering. We went public in September last year at an IPO price of $6.75. Our strong growth has highlighted the strength of our business model for investors. We thank all parties involved for this success.”

Newbridge Securities Corporation and Brean Murray, Carret & Co. acted as co-lead and joint book-running managers of the offering.

Copies of the final prospectus relating to the offering may be obtained from the offices of Newbridge Securities Corporation, Attention: Douglas Aguililla, 1451 W Cypress Creek Rd. Ste. 204, Ft. Lauderdale, FL 33309, by telephone at (954) 334-3450, or via email at daguililla@newbridgesecurities.com, or from Brean Murray, Carret & Co., LLC, Attention: Minnie Huang, 570 Lexington Avenue, New York, NY 10022, by telephone at (212) 702-6667, or via email at minnie.huang@bmur.com. The shares in this offering are being issued under a registration statement declared effective by the Securities and Exchange Commission on April 14, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including prospectus supplement, forming a part of the effective registration statement.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. Tri-Tech owns seven software copyrights and two technological patents. Please visit http://www.Tri-Tech.cn for more information.

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Tri-Tech Holding Inc. has based these forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investors Contact:

Hawk Associates

Frank Hawkins

Susan Zhou

Tel: 305-451-1888

Email: tritech@hawkassociates.com